UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 23, 2013
(Date of earliest event reported)

Stillwater Mining Company
(Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	001-13053 (Commission File Number)	81-0480654 (IRS Employer Identification Number)

1321 Discovery Drive (Address of principal executive offices)		59102 (Zip Code)

4063738700
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure.

Effective August 20, 2013, the Board of Directors of Stillwater Mining Company unanimously recommended the termination of the Executive Committee, as it was deemed no longer needed.  A Form 8-K/A, was filed on or about May 23, 2013, disclosing the composition of the committee(s).

Item 8.01 – Other Events.

The information set forth under Item 7.01 of this Current Report on Form 8-K is incorporated into this Item 8.01 by reference.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2013	STILLWATER MINING COMPANY

By: /s/ Brent R. Wadman
Brent R. Wadman
Corporate Secretary